UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2012 (November 28, 2012)

Emdeon Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-182786	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Robert Galvin, M.D. submitted his resignation from his position as a member of the Board of Directors (the “Board”) of Emdeon Inc., a Delaware corporation (the “Company”), effective November 28, 2012.

(d)        Effective November 28, 2012, the Board increased the size of the Board from six to seven members. Also effective November 28, 2012, the Board elected Howard L. Lance and Philip M. Pead to fill the vacancies created by the increase in the size of the Board and Dr. Galvin’s resignation. Mr. Lance will serve on the nominating committee of the Board, and Mr. Pead will serve on the audit committee of the Board.

     Messrs. Lance and Pead were selected as members of the Board in accordance with the Company’s Stockholders’ Agreement, dated as of November 2, 2011 (the “Stockholders’ Agreement”), by and among the Company, Beagle Parent Corp., an indirect parent of the Company (“Parent”), and other equity holders of Parent, including certain investment funds affiliated with The Blackstone Group L.P. (“Blackstone”) and Hellman & Friedman LLC (“Hellman & Friedman”). In accordance with the terms of the Stockholders’ Agreement regarding Board composition, Mr. Lance has been elected as a designee of Blackstone, and Mr. Pead has been elected as an independent director designated by Blackstone in consultation with Hellman & Friedman.

     In consideration of their Board and committee service, each of Messrs. Lance and Pead will receive (i) $100,000 as an annual retainer and (ii) options to purchase 500 shares of common stock of Parent under the Beagle Parent Corp. Amended and Restated 2009 Equity Incentive Plan. The options will vest in equal annual installments over a five-year period, subject to the recipient’s continued membership on Parent’s board of directors and the Board, and are subject to accelerated vesting in connection with specified changes of control involving Parent or the Company. In accordance with the Company’s customary practice, the Company also entered into indemnification agreements with Messrs. Lance and Pead, which require the Company to indemnify them against certain liabilities that may arise in connection with their status or service as directors. The indemnification agreements also provide for an advancement of expenses incurred by Messrs. Lance and Pead in connection with any proceeding relating to their status as directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: November 30, 2012	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary